Exhibit 99.1

Krystal Biotech Announces Change in Financial Leadership

PITTSBURGH, Feb. 25, 2020 – Krystal Biotech, Inc., (“Krystal”) (NASDAQ: KRYS), a gene therapy company dedicated to developing and commercializing novel treatments for patients suffering from skin diseases, today announced the appointment of Kathryn Romano as chief accounting officer, based in its headquarters in Pittsburgh, PA. Krystal also announced that Tony Riley has resigned as chief financial officer, effective Feb. 22, 2020.

“As our corporate needs continue to evolve, particularly as we develop our research, clinical manufacturing and regulatory footprint in Pittsburgh, Kate brings important financial leadership experience to manage the growth of our company,” said Krish S. Krishnan, chairman and chief executive officer of Krystal. “It is my pleasure to welcome Kate to Krystal’s senior management team. We thank Tony for his contributions over the years and wish him the very best moving forward.”

Ms. Kathryn Romano was most recently corporate controller at CNX Resources Corporation. Prior to joining CNX, Ms. Romano was the corporate controller of Rice Energy from January 2013 until the company was acquired by EQT in November 2017, staying on to assist the company through the transition until March 2018. Prior to joining Rice Energy, she worked in a variety of accounting and auditing roles at Black Box Corporation and Deloitte. Ms. Romano is a Certified Public Accountant and holds a bachelor’s degree in accounting from Penn State University.

About Krystal Biotech

Krystal Biotech, Inc. (NASDAQ: KRYS) is a gene therapy company dedicated to developing and commercializing novel treatments for patients suffering from dermatological diseases. For more information, please visit http://www.krystalbio.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Krystal, including but not limited to statements about the development of Krystal’s product candidates, such as plans for the design, conduct and timelines of ongoing clinical trials of bercolagene telserpavec (“B-VEC”) and KB105, the clinical utility of B-VEC and KB105 and Krystal’s plans for filing of regulatory approvals and efforts to bring B-VEC and KB105 to market, the market opportunity for and the potential market acceptance of B-VEC and KB105, plans to pursue research and development of other product candidates, the sufficiency of Krystal’s existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or trials will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including B-VEC and KB105, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in Krystal’s annual and quarterly reports on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Krystal’s views as of the date of this release. Krystal anticipates that subsequent events and developments will cause its views to change. However, while Krystal may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Krystal’s views as of any date subsequent to the date of this release.

CONTACTS:

Investors:
Ashley R. Robinson
LifeSci Advisors arr@lifesciadvisors.com

Media:
Darren Opland, PhD
LifeSci Communications darren@lifescicomms.com

Source: Krystal Biotech, Inc.